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                                                                    EXHIBIT 99.1

                            CONSENT OF STEPHENS INC.

     We hereby consent to the use of our opinion letter dated June 12, 1996 to the Board of Directors of Co-Counsel, Inc. included as Appendix B to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Lawyers Acquisition Corp., a wholly-owned subsidiary of Olsten Corporation, with and into Co-Counsel, Inc. and to the references to such opinion in such Prospectus/Proxy Statement under the captions "Summary -- Fairness Opinion" and "The Merger -- Background of the Merger -- Fairness Opinion." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          By: /s/  Stephens Inc.

                                            ------------------------------------
                                            STEPHENS INC.

July 8, 1996
Houston, Texas